UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

Palmetto Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

306 East North Street, Greenville, South Carolina	29601
Address of principal executive offices	Zip Code

800.725.2265

Registrant’s telephone number

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure

On September 15, 2009, Palmetto Bancshares, Inc. (the “Company”) held a Special Meeting of Shareholders for the following purposes, with the results of the shareholder vote indicated below:

Proposal	Votes For	Votes Against	Votes Abstained
To approve a proposed amendment to the Company’s Articles of Incorporation to authorize the issuance of up to 2,500,000 shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of the class, or one or more series within the class, as are set by the Board of Directors.	5,048,656	463,265	11,927

To approve a proposed amendment to the Company’s Articles of Incorporation to revise the denial of preemptive rights provision in the Company’s Articles of Incorporation to provide that the holders of shares of the Company, whether common or preferred, shall not have preemptive rights to purchase any shares of the Company, whether common or preferred.	4,396,109	1,098,474	29,265

As a result of the vote, both of the above proposals were approved by the shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

/s/ L. Leon Patterson
L. Leon Patterson
Chairman and Chief Executive Officer

Date:	September 16, 2009